                                  EXHIBIT a.(i)

                 Amended and Restated Articles of Incorporation

                      ARTICLES OF AMENDMENT AND RESTATEMENT

       HARTFORD-FORTIS INSURANCE SERIES FUND, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

       FIRST: The Charter of the Corporation is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I
                                      NAME

 The name of the corporation (which is hereinafter called the "Corporation") is:

                       Fortis Insurance Series Fund, Inc.

                                   ARTICLE II
                               PURPOSES AND POWERS

       (a) The purposes for which the Corporation is formed and the business and objects to be carried on and promoted by it are:

              (1) To engage generally in the business of investing, reinvesting, owning, holding or trading in securities, as an investment company classified under the Investment Company Act of 1940, as from time to time amended (hereinafter referred to as the "Investment Company Act"), as an open-end management company.

              (2) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions, which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

              (3) To hold, invest and reinvest its assets in securities, including securities of other investment companies and other instruments and obligations, and in connection therewith, to hold part or all of its assets in cash.

              (4) To subscribe for, invest in, purchase or otherwise acquire, own, hold, sell, exchange, pledge or otherwise dispose of, securities or other financial instruments or property or interests in property of every nature and kind, including, without limitation, all types of stocks, bonds, debentures, notes, options, futures contracts and options thereon, other securities or obligations or evidences of indebtedness or ownership issued or created by any and all persons, associations, agencies, trusts or corporations, public or private, whether created, established or organized under the laws of the United States, any of the States, or any territory or district or colony or possession thereof, or under the laws of any foreign country, and also foreign and domestic government and municipal obligations, bank acceptances and commercial paper; to pay for the same in cash or by the issue of stock, bonds, or notes of this Corporation or otherwise; and while owning and holding any such securities or other financial instruments or property or interests in property, to exercise all the rights, powers and privileges of a stockholder or owner, including, and without limitation, the right to delegate and assign to one or more persons, firms, associations, or corporations the power to exercise any of said rights, powers and privileges in respect of any such securities or other financial instruments or property or interests in property; to borrow money or otherwise obtain credit and, if required, to secure the same by mortgaging, pledging or otherwise encumbering as security the assets of this Corporation.

              (5) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the Maryland General Corporation Law and by the charter of this Corporation, as its Board of Directors may determine, provided, however, that the value of the consideration per share to be received by the Corporation upon the sale or other disposition of any shares of its capital stock shall be not less than the par value per share of such capital stock outstanding at the time of such event.

              (6) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the Maryland General Corporation Law and by the charter of this Corporation.

              (7) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of any of the foregoing purposes or objects.

       (b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

                                  ARTICLE III
                       PRINCIPAL OFFICE AND RESIDENT AGENT

       The address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in this State are The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

                                   ARTICLE IV
                                  CAPITAL STOCK

       (a) The total number of shares of stock of all classes, if any, and series which the Corporation initially has authority to issue is Two Billion Three Hundred Million (2,300,000,000) shares of capital stock (par value $0.001 per share), amounting in aggregate par value to $2,300,000. All of such shares are initially classified as "Common Stock". The Board of Directors may classify or reclassify any unissued shares of capital stock (whether or not such shares have been previously classified or reclassified) from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock.

       (b) Unless otherwise prohibited by law, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock or the number of shares of capital stock of any class or series that the Corporation has authority to issue.

       (c) The authorized shares of Common Stock shall be classified into the following series of Common Stock, each series comprising the number of shares indicated, subject to the authority of the Board of Directors to classify or reclassify any unissued shares of capital stock and to the authority of the Board of Directors to increase or decrease the number of shares of capital stock or the number of shares of capital stock of any class or series that the Corporation has the authority to issue:

                          SERIES                     NUMBER OF SHARES IN SERIES
                          ------                     --------------------------

Fortis Aggressive Growth Series                             100,000,000

Fortis American Leaders Series                              100,000,000

Fortis Asset Allocation Series                              100,000,000

Fortis Blue Chip Stock Series                               100,000,000

Fortis Blue Chip Stock Series II                            100,000,000

Fortis Capital Opportunities Series                         100,000,000

Fortis Diversified Income Series                            100,000,000

Fortis Global Equity Series                                 100,000,000

Fortis Global Growth Series                                 100,000,000

Fortis Growth & Income Series                               100,000,000

Fortis Growth Stock Series                                  100,000,000

Fortis High Yield Series                                    100,000,000

Fortis International Stock Series                           100,000,000

Fortis International Stock Series II                        100,000,000

Fortis Investors Growth Series                              100,000,000

Fortis Large Cap Growth Series                              100,000,000

Fortis Mid Cap Stock Series                                 100,000,000

Fortis Money Market Series                                  100,000,000

Fortis Multisector Bond Series                              100,000,000

Fortis Small Cap Value Series                               100,000,000

Fortis S&P 500 Index Series                                 100,000,000

Fortis U.S. Government Securities Series                    100,000,000

Fortis Value Series                                         100,000,000


Any series of Common Stock shall be referred to herein individually as a "Series" and collectively, together with any further series from time to time established, as the "Series."

       (d) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of Common Stock classified into the Series listed above and any additional Series of Common Stock of the Corporation (unless provided otherwise by the Board of Directors with respect to any such additional Series at the time it is established and designated):

              (1) ASSETS BELONGING TO SERIES. All consideration received by the Corporation from the issue or sale of shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any investment or reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, together with any General Items (as defined below) allocated to that Series as provided in the following sentence, are herein referred to collectively as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits or proceeds which are not readily identifiable as belonging to any particular Series (collectively, "General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular Series shall belong to that Series. Each such allocation by or under the supervision of the Board of Directors shall be conclusive and binding for all purposes.

              (2) LIABILITIES OF SERIES. The assets belonging to each particular Series shall be charged with the liabilities of the Corporation in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as pertaining to any particular Series, shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a Series are herein referred to collectively as "liabilities of" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by or under the supervision of the Board of Directors shall be conclusive and binding for all purposes.

              (3) DIVIDENDS AND DISTRIBUTIONS. Dividends and capital gains distributions on shares of a particular Series may be paid with such frequency, in such form and in such amount as the Board of Directors may determine by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities of that Series. All dividends on shares of a particular Series shall be paid only out of the income belonging to that Series and all capital gains distributions on shares of a particular Series shall be paid only out of the capital gains belonging to that Series. All dividends and distributions on shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

       Dividends and distributions may be paid in cash, property or additional shares of the same or another Series, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by stockholders of the form in which dividends or distributions are to be paid. Any such dividend or distribution paid in shares shall be paid at the current net asset value thereof.

              (4) VOTING. On each matter submitted to a vote of the stockholders, each holder of shares shall be entitled to one vote for each share outstanding in his name on the books of the Corporation, irrespective of the Series thereof, and all shares of all Series shall vote as a single class ("Single Class Voting"); provided, however, that (i) as to any matter with respect to which a separate vote of any Series is required by the Investment Company Act or by the Maryland General Corporation Law, such requirement as to a separate vote by that Series shall apply in lieu of Single Class Voting, (ii) in the event that the separate vote requirement referred to in clause (i) above applies with respect to one or more Series, then, subject to clause (iii) below, the shares of all other Series shall vote as a single class; and (iii) as to any matter which, in the judgment of the Board of Directors, does not affect the interest of a particular Series, including liquidation of another Series as described in subsection (7) below, only the holders of shares of the one or more affected Series will be entitled to vote.

              (5) REDEMPTION BY STOCKHOLDERS. Each holder of shares of a particular Series shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his shares of that Series, at a redemption price per share equal to the net asset value per share of that Series next determined after the shares are properly tendered for redemption, less such redemption fee or sales charges, if any, as may be established by the Board of Directors in its sole discretion in accordance with any provisions of applicable law. Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may, to the extent and in the manner permitted by applicable law, make payment wholly or partly in securities or other assets belonging to the Series of which the shares being redeemed are a part, at the value of such securities or assets used in such determination of net asset value.

       Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of any Series to require the Corporation to redeem shares of that Series during any period or at any time when and to the extent permissible under applicable law.

              (6) REDEMPTION BY CORPORATION. The Board of Directors may cause the Corporation to redeem at their net asset value the shares of any Series held in an account (i) if the redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1986, as from time to time amended, (ii) if the value of an account maintained by the Corporation or its transfer agent for any stockholder is less than a specified amount determined by the Board of Directors of the Corporation, from time to time, and the stockholder has been given at least thirty (30) days' written notice of the redemption and has failed to make additional purchases of shares in an amount sufficient to bring the value of the account up to the specified account value before the redemption is effected by the Corporation,
(iii) if the stockholder has failed to furnish a correct certified social security or tax identification number required by the Corporation to be obtained or (iv) if the Board of Directors otherwise determines, in its sole discretion, to cause the redemption.

              (7) LIQUIDATION. In the event of the liquidation of a particular Series, the stockholders of the Series that is being liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors, the excess of the assets belonging to that Series over the liabilities of that Series. The holders of shares of any particular Series shall not be entitled thereby to any distribution upon liquidation of any other Series. The assets so distributable to the stockholders of any particular Series shall be distributed among such stockholders in proportion to the number of shares of that Series held by them and recorded on the books of the Corporation. The liquidation of any particular Series in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, and, if required under Maryland or other applicable law, subject to the approval of the stockholders of that Series, and without the vote of the holders of shares of any other Series. The liquidation of a particular Series may be accomplished, in whole or in part, by the transfer of assets of such Series to another Series or by the exchange of shares of such Series for the shares of another Series.

              (8) NET ASSET VALUE PER SHARE. The net asset value per share of any Series shall be the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities of that Series) by the total number of shares of that Series outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles. The Board of Directors, in its sole discretion, may prescribe and shall set forth in the Bylaws of the Corporation or in a duly adopted resolution of the Board of Directors such bases and times for determining the value of the assets belonging to, and the net asset value per share of outstanding shares of, each Series, or the net income attributable to such shares, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion to determine which items shall be treated as income and which items as capital and whether any item of expense shall be charged to income or capital. Each such determination and allocation shall be conclusive and binding for all purposes. The Board of Directors may determine to maintain the net asset value per share of any Series at a designated constant dollar amount and in connection therewith may adopt procedures for the continuing declaration of income attributable to that Series as dividends and for the handling of any losses attributable to that Series. Such procedures may provide that in the event of any loss, each stockholder shall be deemed to have contributed to the capital of the Corporation attributable to that Series his pro rata portion of the total number of shares required to be canceled in order to permit the net asset value per share of that Series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each stockholder of the Corporation shall be deemed to have agreed, by his investment in any Series with respect to which the Board of Directors shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

              (9) CONVERSION OR EXCHANGE RIGHTS. The Board of Directors shall have the authority to provide that holders of shares of any Series shall have the right to convert or exchange said shares into shares of one or more other Series of shares in accordance with such requirements and procedures as may be established by the Board of Directors.

       (e) The Series identified in paragraph (c) of this Article IV and any additional Series of Common Stock (unless otherwise specified in the articles supplementary designating such Series) shall each initially have one class of shares, consisting, until further changed, of all of the authorized shares of such Series. Any class of a Series of Common Stock shall be referred to herein individually as a "Class" and collectively, together with any further class or classes of such Series from time to time established, as the "Classes."

       (f) Unless otherwise provided in the Articles Supplementary establishing such Classes, all Classes, if any, of a particular Series of Common Stock of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights with any other shares of Common Stock of that Series; provided, however, that notwithstanding anything in the charter of the Corporation to the contrary:

              (1) Expenses related solely to a particular Class, if any, of a Series (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses (including transfer agent fees) under an administration or service agreement, plan or other arrangement, however designated) shall be borne by that Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Class.

              (2) Shares of any Class of a Series may be exchanged for, or may be converted into, shares of any Class of another Series or the same Series on such terms and subject to such conditions as the Board of Directors may from time to time specify.

              (3) At such time as may be determined by the Board of Directors, shares of a particular Class, if any, of a Series may be automatically converted into shares of another Class. The Board of Directors, in its sole discretion, may suspend or terminate any conversion rights at any time.

              (4) As to any matter with respect to which a separate vote of any Class of a Series is required by applicable law (including, without limitation, approval of any plan, agreement, or other arrangement referred to in subsection
(1) above), such requirement as to a separate vote by that Class shall apply in lieu of Single Class Voting, and if consistent with applicable law, the Classes of more than one Series shall vote together as a single class on any such matter which shall have the same effect on each such Class. As to any matter which does not affect the interest of all Classes of a Series, only the holders of shares of the affected Classes of that Series shall be entitled to vote.

       (g) The Corporation may issue and sell fractions of shares of capital stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the charter or Bylaws of the Corporation, they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.

       (h) The Corporation shall not be obligated to issue certificates representing shares of any Class or Series of capital stock. At the time of issue or transfer of shares without certificates, the Corporation shall provide the stockholder with such information as may be required under the Maryland General Corporation Law.

                                   ARTICLE V
            PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN
               POWERS OF THE CORPORATION AND OF THE DIRECTORS AND
                                  STOCKHOLDERS

       (a) The number of Directors of the Corporation shall be ten; provided, however, that the number may be increased or decreased in accordance with the Bylaws of the Corporation. The names of the Directors who shall act until their successors are duly chosen and qualify are:

                                Allen R. Freedman
                                 Robert M. Gavin
                                  Jean L. King
                               Phillip O. Peterson
                                 Robb L. Prince
                                Leonard J. Santow
                                Noel F. Schenker
                                 Lemma W. Senbet
                                Joseph M. Wikler
                              David M. Znamierowski

       (b) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any Class or Series, whether now or hereafter authorized, or securities convertible into shares of its stock of any Class or Series, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

       (c) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

       (d) The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to determine that the retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

       (e) Notwithstanding any provision of Maryland law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes and series of capital stock or of the total number of shares of any class or series of capital stock entitled to vote as a separate class, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes and series outstanding and entitled to vote thereon, or of the class or series entitled to vote thereon as a separate class, as the case may be, except as otherwise provided in the charter of the Corporation.

       (f) The Corporation shall indemnify (i) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the Maryland General Corporation Law and the federal securities laws now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors or the Bylaws and as permitted by law. Nothing contained herein shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

       (g) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, and other applicable law, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages; provided, however, that nothing herein shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

       (h) The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise.

       (i) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the Maryland General Corporation Law now or hereafter in force.

                                   ARTICLE VI
                               PERPETUAL EXISTENCE

       The duration of the Corporation shall be perpetual.

                                      *****

       SECOND: (a) As of immediately before the amendment and restatement the total number of shares of capital stock of all classes which the Corporation has authority to issue is Two Thousand Three Hundred (2,300) shares, of which all shares are Common Stock (par value $.001 per share).

       (b) As amended the total number of shares of capital stock of all classes which the Corporation has authority to issue is Two Billion Three Hundred Million (2,300,000,000) shares, of which all shares are Common Stock (par value $.001 per share).

       (c) The aggregate par value of all shares having a par value is $2.30 before the amendment and $2,300,000 as amended.

       (d) The shares of capital stock of the Corporation are divided into classes, and a description, as amended, of each class, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption is set forth in Article FIRST.

       THIRD: The foregoing amendment and restatement to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and no stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

       IN WITNESS WHEREOF, Fortis Insurance Series Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on September 24, 2001.

WITNESS:                                      FORTIS INSURANCE SERIES FUND, INC.



/s/ KEVIN J. CARR                             By: /s/ DAVID M. ZNAMIEROWSKI
----------------------------------            ----------------------------------
Assistant Secretary                               President


                                      *****



       THE UNDERSIGNED, President of Fortis Insurance Series Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                  /s/ DAVID M. ZNAMIEROWSKI
                                                  ------------------------------
                                                  President